UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: February 2, 2026

GenFlat Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-56214	84-3639946
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1983 N Berra Blvd, Tooele, Utah	84074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 615-856-5542

 ______________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On February 2, 2026, GenFlat Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Craig-Hallum Capital Group LLC, in its capacity as underwriter (the “Underwriter”), relating to the Company’s public offering (the “Offering”) of shares of common stock, par value $0.001 per share (the “Common Stock”) pursuant to the Company’s registration statement on Form S-1 (File No. 333-291718) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company agreed to sell 2,333,333 shares of Common Stock at a public offering price of $3.00 per share (the “Offering Price”).

The Company has also agreed to issue the Underwriter a warrant to purchase 116,666 shares of the Company’s common stock at an exercise price of $3.45, which is 115% of the initial public offering price. The Underwriter’s warrant may be exercised in whole or in part, commencing on a date which is six months from February 4, 2026, until February 4, 2031 (the “Representative Warrant”).

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides that the Company will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make because of any of those liabilities. In exchange for the underwriters’ services, the Company agreed to sell the Shares to the underwriters at a purchase price of $2.823 per Share.

The Company’s officers and directors and their affiliates have agreed, subject to certain exceptions, not to offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any shares of our Common Stock or other securities convertible into or exercisable or exchangeable for shares of our Common Stock until May 4, 2026 without the prior written consent of the Underwriter.

The Offering closed on February 4, 2026, and the Company sold 2,333,333 shares of Common Stock to the underwriters for total gross proceeds of approximately $7.0 million. After deducting the underwriting commissions, discounts, and offering expenses, the Company received net proceeds of approximately $6.46 million.

The foregoing summaries of the Underwriting Agreement and the Representative’s Warrant are qualified in their entirety by reference to the full text of the Underwriting Agreement and Representative’s Warrant, copies of which are attached as Exhibit 1.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

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Item 7.01. Regulation FD Disclosure.

On February 2, 2026, and February 4, 2026, the Company issued press releases announcing the pricing of the Offering and the closing of the Offering, respectively. Copies of the press releases are furnished as Exhibits 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K.

The information disclosed under this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is being furnished for informational purposes only and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1*	Underwriting Agreement, dated February 4, 2026, between the Company and Craig-Hallum Capital Group LLC, in its capacity as underwriter
10.1*	Warrant Agreement, dated February 4, 2026, between the Company and Craig-Hallum Capital Group LLC
99.1*	Press release dated February 2, 2026
99.2*	Press release dated February 4, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed Herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENFLAT HOLDINGS, INC.

Dated: February 4, 2026	By:	/s/ Drew D. Hall
	Name:	Drew D. Hall
	Title:	Chief Executive Officer

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